UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2023

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously announced, Ritchie Bros. Auctioneers Incorporated, a company organized under the federal laws of Canada (the “Company” or “RBA”), entered into an Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022 and amended as of January 22, 2023 (the “Merger Agreement”), with Ritchie Bros. Holdings Inc., a Washington corporation and a direct and indirect wholly owned subsidiary of the Company (“US Holdings”), Impala Merger Sub I, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdings (“Merger Sub 1”), Impala Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdings (“Merger Sub 2”), and IAA, Inc., a Delaware corporation (“IAA”).

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On February 17, 2023, the Company delivered a conditional notice of redemption to holders of its 5.375% Senior Notes due 2025 (the “Existing Notes”). The Existing Notes were redeemed in full on March 20, 2023, at a price equal to 100% of the principal amount of the Existing Notes, plus accrued and unpaid interest thereon. As a result, the Indenture, dated as of December 21, 2016, among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association (“US Bank”), as trustee, governing the Existing Notes has been satisfied and discharged in accordance with its terms.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 20, 2023, the Company completed its acquisition of IAA pursuant to the Merger Agreement, the terms of which are described in Item 1.01 of each of the Current Report on the Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 7, 2022 and the Current Report on Form 8-K filed by the Company with the SEC on January 23, 2023, each of which Items is incorporated by reference herein.

Upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub 1 was merged with and into IAA (the “First Merger”), with IAA surviving as a direct wholly owned subsidiary of US Holdings (the “Surviving Corporation”) and (ii) immediately following the consummation of the First Merger, the Surviving Corporation was merged with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 surviving as a direct wholly owned subsidiary of US Holdings. Upon effectiveness of the Second Merger, the name of Merger Sub 2 was changed to IAA Holdings, LLC.

Pursuant to the Merger Agreement, each share of IAA common stock, par value $0.01 per share (“IAA Common Stock”), issued and outstanding immediately prior to the effective time of the First Merger (the “Effective Time”) (excluding any shares of IAA Common Stock held by IAA as treasury stock, owned by the Company, US Holdings, Merger Sub 1 and Merger Sub 2 immediately prior to the Effective Time, or owned by stockholders of IAA who have validly demanded and not withdrawn appraisal rights in accordance with Section 262 of the Delaware General Corporation Law) was converted automatically into the right to receive: (i) 0.5252 of a common share, without par value, of RBA and (ii) $12.80 in cash, without interest and less any applicable withholding taxes. Additionally, the holders of the outstanding IAA restricted stock awards (“IAA RSAs”) and outstanding IAA phantom stock awards (“IAA Phantom Stock Awards”) granted to a non-employee director of IAA pursuant to IAA’s 2019 Omnibus Stock and Incentive Plan (the “IAA Equity Plan”) and its Directors Deferred Compensation Plan received (i) 0.5252 of a common share of RBA and (ii) $12.80 in cash, without interest and less any applicable withholding taxes, in respect of each share of IAA Common Stock underlying such holder’s IAA RSA or IAA Phantom Stock Award, as applicable. In respect of shares of IAA Common Stock issued and outstanding immediately prior to the Effective Time (including any IAA RSAs and IAA Phantom Stock Awards that vested in accordance with their terms as of the Effective Time), RBA delivered approximately 70.3 million RBA common shares and approximately $1.7 billion in cash in the aggregate for payment to former IAA stockholders. IAA Stockholders received cash in lieu of any fractional RBA Common Shares to which they would otherwise be entitled.

In addition, with respect to IAA’s outstanding equity awards, at the Effective Time:

•	each outstanding option to purchase shares of IAA Common Stock (an “IAA Stock Option”), whether vested or unvested, was assumed by the Company and converted into an option to purchase the number of RBA common shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of shares of IAA Common Stock subject to such IAA Stock Option immediately prior to the Effective Time by (ii) 0.763139 (the “Equity Award Exchange Ratio”), at an exercise price per RBA common share equal to the quotient obtained by dividing (x) the per share exercise price of such IAA Stock Option immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio, rounded up to the nearest whole cent;

•	each outstanding IAA restricted stock unit award that was subject solely to time-based vesting immediately prior to the Effective Time (an “IAA RSU Award”), whether vested or unvested, was assumed by the Company and converted into the right to receive, upon vesting, the number of RBA common shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of shares of IAA Common Stock subject to such IAA RSU Award immediately prior to the Effective Time by (ii) the Equity Award Exchange Ratio; and

•	each outstanding IAA restricted stock unit award that was subject to performance-based vesting immediately prior to the Effective Time (an “IAA PRSU Award”), whether vested or unvested, was assumed by RBA and converted into the right to receive, upon vesting, the number of RBA common shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (i) the number of shares of IAA Common Stock subject to such IAA PRSU Award immediately prior to the Effective Time (determined based on the target number of shares subject to such IAA PRSU Award) by (ii) the Equity Award Exchange Ratio.

Except as set forth above, each assumed IAA Stock Option, IAA RSU Award and IAA PRSU Award will be subject to the same terms and conditions, including vesting, exercise, expiration and/or forfeiture provisions (other than performance-based vesting provisions), applicable to the corresponding IAA equity award as of immediately prior to the Effective Time (including the terms of the IAA Equity Plan and the applicable award agreements).

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

The Merger Agreement is not intended to be a source of factual, business or operational information about the Company, IAA or their respective subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on March 15, 2023, US Holdings entered into (i) an Indenture, dated March 15, 2023 (the “Secured Indenture”), by and among US Holdings, the Company and US Bank, as trustee and collateral agent, pursuant to which US Holdings issued $550.0 million aggregate principal amount of 6.750% Senior Secured Notes due 2028 (the “Secured Notes”) and (ii) an Indenture, dated March 15, 2023 (the “Unsecured Indenture” and, together with the Secured Indenture, the “Indentures”), by and among US Holdings, the Company and US Bank, as trustee, pursuant to which US Holdings issued $800.0 million aggregate principal amount of 7.750% Senior Notes due 2031 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”).

Upon issuance of the Notes, the net proceeds of the offering, along with certain additional funds (the “Escrowed Funds”), were deposited into segregated escrow accounts.

In connection with the Mergers, the Escrowed Funds were released from escrow and were used, along with proceeds from the Company’s previously disclosed term loan A facility under its credit agreement with Bank of America, N.A. (as amended, amended and restated, supplemented and otherwise modified, the “Credit Agreement”) and cash from the Company’s balance sheet, to fund the cash portion of the consideration payable in connection with the First Merger, repay IAA’s existing indebtedness, redeem the Company’s Existing Notes, pay a one-time, special cash dividend to the Company’s shareholders and pay related fees and expenses.

By entry into a supplemental indenture to each Indenture, each dated as of March 20, 2023 (collectively, the “Supplemental Indentures”), each subsidiary guarantor that is a borrower, or guarantees indebtedness, under the Company’s Credit Agreement or certain capital markets indebtedness, including the other series of Notes, became guarantors under each Indenture.

Obligations under the Secured Notes are secured by a first priority lien (subject to certain permitted liens) on the Collateral (as defined in the 2028 Indenture) on a pari passu basis with the obligations under the Credit Agreement, pursuant to a customary pari passu intercreditor agreement, dated as of March 20, 2023 (the “Intercreditor Agreement”), by and between Bank of America, N.A., as administrative agent, and US Bank, as collateral agent. The Intercreditor Agreement, to which any future representative of holders of future indebtedness secured on a pari passu basis with the Secured Notes would become a party, governs the relative rights and remedies of the parties thereto with respect to their respective security interests in, and the application of proceeds of, the Collateral and certain other matters relating to the administration of the Collateral and the proceeds thereof. Generally, the administrative agent under the Credit Agreement will control all decisions with respect to collateral enforcement matters until the earlier of the obligations under the Credit Agreement no longer being secured by the Collateral (as specified in the Intercreditor Agreement) and the expiration of a standstill period.

The foregoing description of the Supplemental Indentures and the Intercreditor Agreement is qualified in its entirety by reference to the Indentures, the Supplemental Indentures and the Intercreditor Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 hereto and the terms of which are incorporated by reference in this Item 2.03.

None of the Supplemental Indentures or the Intercreditor Agreement are intended to be a source of factual, business or operational information about the Company, US Holdings or their respective subsidiaries. The representations, warranties and covenants contained in the Supplemental Indentures and the Intercreditor Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2023, the Board received letters of resignation from each of Mahesh Shah and Christopher Zimmerman, resigning from the Board of Directors of the Company (the “Board”) and all committees thereof, contingent upon and effective immediately as of the Effective Time.

On March 19, 2023, and pursuant to the terms of the Merger Agreement, the Board increased the size of the Board from ten to twelve directors as of the Effective Time. In connection with the First Merger and following the resignations of Mr. Shah and Mr. Zimmerman, the Board appointed each of Brian Bales, William Breslin, Timothy O’Day and Michael Sieger to the Board, each of whom had been designated by IAA in accordance with the terms of the Merger Agreement and were recommended by the Nominating and Corporate Governance Committee of the Board. Pursuant to a Cooperation Agreement, dated January 22, 2023, among IAA and Ancora Alternatives LLC and certain of its affiliates, IAA had agreed to designate Mr. O’Day as an IAA designee to the Board in connection with the First Merger.

Each of Mr. Bales, Mr. Breslin, Mr. O’Day and Mr. Sieger will receive compensation for his services as a director in accordance with the Company’s compensation program for non-employee directors, which is summarized in the “Non-Executive Director Compensation” section of the Company’s Proxy Statement, as filed with the SEC on March 15, 2022. In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnity agreement with each of Mr. Bales, Mr. Breslin, Mr. O’Day and Mr. Sieger, which agreement is filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K, as filed with the SEC on February 25, 2016.

There are no transactions in which Mr. Bales, Mr. Breslin, Mr. O’Day or Mr. Sieger had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure.

On March 20, 2023, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1.  The information under this Item 7.01, including the press release attached hereto as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)        Financial Statements of Businesses or Funds Acquired:

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K.  RBA intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)        Pro Forma Financial Information:

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K.  RBA intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)       Exhibits:

Exhibit No.	Description
2.1 †	Agreement and Plan of Merger and Reorganization, dated November 7, 2022, among Ritchie Bros. Auctioneers Incorporated, Ritchie Bros. Holdings Inc., Impala Merger Sub I, LLC, Impala Merger Sub II, LLC, and IAA, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-13425) filed with the Securities and Exchange Commission on November 7, 2022)
2.2	Amendment to the Agreement and Plan of Merger and Reorganization, dated January 22, 2023, by and among Ritchie Bros. Auctioneers Incorporated, Ritchie Bros. Holdings Inc., Impala Merger Sub I, LLC, Impala Merger Sub II, LLC, and IAA, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-13425) filed with the Securities and Exchange Commission on January 23, 2023)
4.1	Indenture, dated as of March 15, 2023, by and among Ritchie Bros. Holdings Inc., as issuer, Ritchie Bros. Auctioneers Incorporated, as guarantor, and U.S. Bank Trust Company, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-13425) filed with the Securities and Exchange Commission on March 15, 2023)
4.2	Supplemental Indenture, dated as of March 20, 2023, by and between Ritchie Bros. Holdings Inc., as issuer, the parties that are signatories thereto as Subsidiary Guarantors, as subsidiary guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral agent
4.3	Indenture, dated as of March 15, 2023, by and among Ritchie Bros. Holdings Inc., as issuer, Ritchie Bros. Auctioneers Incorporated, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-13425) filed with the Securities and Exchange Commission on March 15, 2023)
4.4	Supplemental Indenture, dated as of March 20, 2023, by and between Ritchie Bros. Holdings Inc., as issuer, the parties that are signatories thereto as Subsidiary Guarantors, as subsidiary guarantors, and U.S. Bank Trust Company, National Association, as trustee
4.5	Intercreditor Agreement, dated as of March 20, 2023, by and between Bank of America, N.A., as administrative agent, and U.S. Bank Trust Company, National Association, as collateral agent, and consented to by the Company and the subsidiaries of the Company party to such consent as grantors of Collateral
99.1*	Press Release dated March 20, 2023 issued by Ritchie Bros. Auctioneers Incorporated
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The undersigned registrant hereby undertakes to provide a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

Date: March 21, 2023